UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

 Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placements

On March 2, 2016, Dividend Capital Diversified Property Fund Inc. (referred to herein as “DPF,” the “Company,” “we,” “our,” or “us”), through its operating partnership, Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”), of which it is the sole general partner and majority owner, and other subsidiaries, initiated a program to raise capital in private placements exempt from registration under the Securities Act of 1933, as amended (“Private Placements”) through the sale of beneficial interests (“Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by the Operating Partnership (the “DST Program”). From 2006 through 2009, DPF, through its subsidiaries conducted similar private placement offerings of fractional interests in which it raised a total of $183.1 million in gross proceeds. These fractional interests were all subsequently acquired by the Operating Partnership in exchange for an aggregate of 17.7 million partnership units representing limited partnership interests in the Operating Partnership (“OP Units”).

Each Private Placement will offer Interests in one or more real properties placed into one or more Delaware statutory trust(s) by the Operating Partnership or its affiliates (“DST Properties”). We anticipate that these Interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended. Additionally, any Interests sold to investors pursuant to such Private Placements will be leased-back by an indirect wholly owned subsidiary of the Operating Partnership on a long term basis of up to 29 years. The lease agreements are expected to be fully guaranteed by the Operating Partnership. Additionally, the Operating Partnership will retain a fair market value purchase option (“FMV Option”) giving it the right, but not the obligation, to acquire the Interests from the investors at a later time in exchange for OP Units.

Dealer Manager Agreement

In connection with the DST Program, on March 2, 2016, Dividend Capital Exchange LLC ( “DCX”), a wholly owned subsidiary of our taxable REIT subsidiary that is wholly owned by the Operating Partnership, entered into a Dealer Manager Agreement with Dividend Capital Securities LLC (the “Dealer Manager”), a party related to DPF’s external advisor, Dividend Capital Total Advisors LLC (the “Advisor”), pursuant to which the Dealer Manager agreed to conduct Private Placements for Interests reflecting an indirect ownership of up to $500 million of Interests. DCX will pay certain up-front fees and reimburse certain related expenses to the Dealer Manager with respect to capital raised through any such Private Placements. DCX is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the Private Placements. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers.

In addition, we, or our subsidiaries, are obligated to pay directly or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions and the dealer manager fee) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers, legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, and attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers and promotional items.

We intend to recoup the costs of the selling commissions and dealer manager fees described above through a purchase price “mark-up” of the initial estimated fair value of the DST Properties to be sold to investors, thereby placing the economic burden of these up-front fees on the investors purchasing such Interests. In addition, to offset some or all of our organization and offering expenses associated with the Private Placements, we will add a purchase price mark-up of the estimated fair value of the DST Properties to be sold to investors in the amount of 1.5% of the gross equity proceeds. Collectively, these purchase price mark-ups total up to 8% of the gross equity proceeds raised in the Private Placements. Additionally, DPF will be paid, by investors purchasing Interests, a non-accountable reimbursement equal to 1.0% of gross equity proceeds for real estate transaction costs that DPF expects to incur in selling or buying these Interests. Also, investors purchasing Interests will be required to pay their own respective closing costs upon the initial sale of the interests.

Advisory Agreement

In connection with the DST Program, DPF, the Operating Partnership and the Advisor entered into the Ninth Amended and Restated Advisory Agreement, dated as of March 2, 2016 (the “Amended Advisory Agreement”). The Amended Advisory Agreement amends the prior advisory agreement by providing that the fixed component of the advisory fee paid to the Advisor, in consideration for the asset management services it provides on the Company’s behalf, is now a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of (a) the “Aggregate Fund NAV” (i.e., the aggregate net asset value or “NAV” of our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) for such day and (b) the consideration received by the Company or its affiliate for selling Interests in DST Properties to third party investors, net of up-front fees and expense reimbursements payable out of gross sale proceeds from the sale of such Interests, including but not limited to sales commissions, dealer manager fees and non-accountable expense allowances. Before this amendment, the Advisor was paid based on the amount of equity outstanding, and while the Private Placement is intended to raise capital for us, cash proceeds are received the day the Interests are sold but OP Units may not be issued for several years, if at all. This amendment clarifies that the Advisor will earn compensation for managing proceeds raised in the Private Placement. DPF will continue to pay the Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any properties, regardless of whether they are held in fee simple or DST Properties held through leasehold interests (though we may make only minor, non-structural modifications to DST Properties). The Amended Advisory Agreement also clarifies that we must reimburse the Advisor for any private offering organization and offering expenses, such as those of the DST Program, it incurs on our behalf, including Advisor personnel costs, unless it has agreed to receive a fee in lieu of reimbursement.

Limited Partnership Agreement

In connection with the launch of the DST Program, the Company, on behalf of itself as general partner and on behalf of all the limited partners thereto, entered into the Fifth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of March 2, 2016 (the “Amended and Restated Operating Partnership Agreement”). The Amended and Restated Operating Partnership Agreement amends the prior operating partnership agreement by establishing two series of Class E OP Units, with different redemption and registration rights. The currently existing third-party holders of Class E OP Units will now hold Series 1 Class E OP Units, and will continue to have the same redemption and registration rights they had previously, which include the right, in certain circumstances to require the Operating Partnership to redeem the OP Units for Class E shares of the Company or cash. Any purchasers of Interests in the DST Program that ultimately acquire OP Units through the FMV Option will acquire Series 2 Class E OP Units, which will have similar redemption and registration rights to those of the holders of Series 1 Class E OP Units, except that their redemption rights will in certain circumstances require the Operating Partnership to redeem the OP Units for Class I shares of the Company. In addition, the Amended and Restated Operating Partnership Agreement provides that a redemption fee of 1.5% of the shares otherwise payable to a limited partner upon redemption of Series 2 Class E Units will be paid to the Manager (defined below).

Delaware Statutory Trust Agreement

DCX Manager LLC (the “Manager”), an affiliate of the Advisor, will be engaged to act as the manager of each Delaware statutory trust holding a DST Property. While the intention is to sell 100% of the interests to third parties, DCX may hold an interest for a period of time and therefore could be subject to the following description of fees and reimbursements paid to the Manager. The trust manager will have primary responsibility for performing administrative actions in connection with the trust and any DST Property and has the sole power to determine when it is appropriate for a trust to sell a DST Property. The trust manager will be entitled to the following payments from the trust: (i) a management fee equal to a stated percentage (e.g., 1.0%) of the gross rents payable to the trust, with such amount to be set on a deal-by-deal basis, (ii) a disposition fee of 1.0% of the gross sales price of any DST Property sold to a third party, and (iii) reimbursement of certain expenses associated with the establishment, maintenance and operation of the trust and DST Properties.

Additionally, the Manager or its affiliate may earn a 1.0% loan fee for any financing arrangement sourced, negotiated and executed in connection with the DST Program. This loan fee only is payable to the Manager by new investors that purchase Interests and therefore is not paid by DPF or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

March 3, 2016	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer